Exhibit 5.4

Consent of Darcy Hirsekorn

The undersigned hereby consents to (i) the references to, and the information derived from, the scientific and technical content and interpretations contained in; and (ii) the references, as applicable, to the undersigned’s name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Uranium Royalty Corp. with the United States Securities and Exchange Commission, and any amendments thereto.

By:	/s/ Darcy Hirsekorn
Name:	Darcy Hirsekorn

Dated:	June 8, 2023